FOR IMMEDIATE RELEASE

May 5, 2004

For Additional Information:
Jon Lovoy
Littlefield Corporation
512-476-5141 PH
512-476-5680 FX
jlovoy@littlefield.com

Littlefield Corporation Announces Over the Counter Bulletin Board Listing Effective May 6, 2004

Littlefield Corporation announced today that effective with the open of business on May 6, 2004, its shares will be quoted on the Over the Counter Bulletin Board.

The Over the Counter Bulletin Board (based on March 2004 statistics) consists of 3,323 securities traded by 240 market makers with a monthly share volume of over 39,000,000,000 shares and a monthly aggregate trading volume of almost $6 billion.

Shareholders are directed to www.otcbb.com which, in addition to providing a ready source of electronic quotes, provides significant background information on the OTC Bulletin Board itself. Interested parties will be able to obtain market information, investor information, issuer information and review OTC Bulletin Board rules.

The OTC Bulletin Board is a “dynamic” source of information and provides current information on quoted bid and ask prices. Such information will continue to be readily available on normal computerized financial information sites. A Level II screen will show no obvious differences. This is a different marketplace dynamic than what is historically referred to as the “pink sheets.” Some companies are listed dually on both the OTC Bulletin Board and the pink sheets.

All of the Company’s Market Makers, who routinely make a market in OTC Bulletin Board stocks, will continue to make a market in the Company’s securities and all Market Makers have been alerted to the impending trading change.

The Company will continue to be a Securities and Exchange Commission reporting company, routinely filing quarterly Forms 10Q-SB and the annual Form 10K-SB. The Company will continue to issue press releases and Form 8Ks, in order to comply with its obligations under Regulation FD (Fair Disclosure). The Company is current in all of its required SEC and regulatory filings.

There are few OTC Bulletin Board regulatory rules and there is no listing fee paid by the Company. The Company will continue to be subject to its By Laws, Delaware law and SEC rules.

Jeffrey L Minch, President and Chief Executive Officer of Littlefield Corporation, offered the following comments:

"In many ways, our new Over the Counter Bulletin Board presence will place us in a more representative peer group when taking into consideration the Company’s history, size and the shareholder base of the OTC Bulletin Board. Having our shares quoted on the OTC Bulletin Board will ensure that we are exposed to Market Makers and shareholders who are intimately familiar with companies similar to Littlefield and for whom the pricing, trading and research of such issues is a core business. In the long run, this may actually serve to broaden our exposure.

Access to information and quotes will be provided in an identical manner through the OTC Bulletin Board as it was before. All existing Market Makers, who routinely quote on the OTC Bulletin Board, will continue to make a market in the Company’s stock.

The Company will continue to be subject to strict regulation by virtue of its By Laws, Delaware law and the applicable SEC rules. The Company will continue to report its performance in exactly the same manner as in the past. Corporate governance and oversight will continue unchanged.

I urge shareholders to carefully study the www.otcbb.com website and to put their minds at ease as it relates to the Company’s future on the OTC Bulletin Board. This information will allay unfounded fears that relate to the “pink sheets.” The Company will be quoted on the OTC Bulletin Board."

Investors are always cautioned to be careful in drawing conclusions from a single press release, the Company’s performance in a single quarter or the individual opinions of any member of the Company’s management in making their individual investment decisions.

In accordance with the safe harbor provisions of the Private Securities Reform Act of 1995: except for historical information contained herein, certain matters set forth in this press release are forward looking statements that are subject to substantial risks and uncertainties, including government regulation, taxation, competition, market risks, customer attendance, spending, general economic conditions and other risks detailed in the Company’s Securities and Exchange Commission filings and reports.